EXHIBIT 10.1
                                 March 28, 2006

Falcon Natural Gas Corp.
Westchase Center
2500 Citywest Blvd. - Suite 300
Houston, Texas 77019
Attn: Massimiliano Pozzoni

         Re:      Forbearance Agreement

Dear Mr. Pozzoni:

      This forbearance agreement will confirm our understanding regarding Falcon Natural Gas Corp.'s ("Falcon") obligations owed to Cornell Capital Partners, LP ("Cornell"). Falcon hereby acknowledges, confirms and agrees that as of the close of business on March 28, 2006, Falcon is indebted (collectively, the "Existing Debentures") to Cornell in the amounts set forth below:

                             Date of            Outstanding          Outstanding
   Investor Name:            Debenture:         Principal:           Interest:
   -------------             ----------          ---------            --------
   Cornell                   4/19/05             $1,000,000           $88,767
   Cornell                   10/17/05            $7,000,000           $151,509

      Falcon acknowledges that it is in default of the Existing Debentures for, among other things, failure to make timely payments of principal and interest and failing to timely register with the Securities and Exchange Commission ("SEC") the common stock underlying the Existing Debentures (collectively, the "Existing Defaults").

      Our agreement is as follows:

1. In consideration of the accommodations made by Cornell to Falcon set forth herein,

      a. Cornell shall convert the outstanding balance of $250,000 on the Convertible Debenture dated as of April 19, 2005 at a conversion price of $0.10 per share (i.e., the default conversion price of such debenture). The outstanding principal balance of such Convertible Debenture shall be reduced by $250,000, the amount so converted. Falcon shall cause 2,500,000 shares of its common stock to be issued to Cornell within 5 days of the date hereof, and shall deliver to Falcon's transfer agent at such time a legal opinion rendered pursuant to Rule 144 and shall render any additional legal opinions to Cornell as may be required by Cornell from time to time to resell the common stock underlying such debenture; and

      b. Further, Falcon shall issue to Cornell the following warrants (collectively, the "Warrant") to purchase shares of Falcon's common stock, each warrant in the form of the warrant attached as Exhibit A hereto:

Mr. Massimiliano Pozzoni
March 28, 2006
Page 2

                                                                                        Warrant Exercise
            Investor Name:                     Warrant No.:      Warrant Shares:              Price:
            -------------                      -----------       --------------         ----------------
            Cornell Capital Partners, LP.      CCP-1                3,000,000                 $0.30
            Cornell Capital Partners, LP.      CCP-2                3,000,000                 $0.35
            Cornell Capital Partners, LP.      CCP-3                3,000,000                 $0.40
            Cornell Capital Partners, LP.      CCP-4                3,000,000                 $0.50
            Cornell Capital Partners, LP.      CCP-5                3,000,000                 $0.60
            Cornell Capital Partners, LP.      CCP-6                3,000,000                 $0.70
            Cornell Capital Partners, LP.      CCP-7                5,000,000                 $0.80
            Total                                                  23,000,000

2. The maturity dates of the Existing Debentures shall be extended until December 31, 2007. Payments of principal and interest on the Existing Debentures shall commence on April 1, 2007 and shall continue on the first business day of each calendar month thereafter until the paid in full. Each monthly payment shall be equal to the outstanding principal balance on the date such payment is due divided by 10, plus accrued and unpaid interest. For example, if the outstanding principal balance on the Convertible Debenture dated October 17, 2005 issued by Falcon to Cornell was $4,000,000 on April 1, 2007, then the payment due on April 1, 2007 would be $400,000 (i.e., $4,000,000 divided 10), plus all accrued and unpaid interest through such date.

3. Falcon shall re-file the Registration Statement with the SEC for the resale of the shares of common stock underlying the Existing Debentures and the Warrants on, or before, May 15, 2006. Falcon shall have such Registration Statement declared effective by the SEC on, or before July 31, 2006.

4. All amounts owed, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges (collectively, the "Obligations") now or hereafter payable by Falcon to Cornell (including, without limitation, the amounts referenced in the table above) under the Convertible Debentures and all other agreements, contracts, instruments or other items delivered in connection therewith (collectively, along with this letter agreement shall be referenced herein as the "Transaction Documents") are unconditionally owing by Falcon to Cornell, without offset, setoff, defense or counterclaim of any kind, nature or description whatsoever. All terms of the Transaction Documents not modified by this letter agreement shall remain in full force and effect. An event of default on any Transaction Document shall constitute an Event of Default on all other Transaction Documents.

Mr. Massimiliano Pozzoni
March 28, 2006
Page 3

5. Falcon hereby acknowledges, confirms and agrees that each of Cornell has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property (as defined in the Transaction Documents) heretofore granted pursuant to any and all security agreements or otherwise granted to or held by Cornell.

6. In reliance upon the representations, warranties and covenants of Falcon contained in this Agreement, and subject to the terms and conditions set forth herein, Cornell hereby waives on a one-time basis only the Existing Defaults and further agree to forbear from exercising their rights and remedies under the Transaction Documents or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions, amendments and modifications contained herein for the period (the "Forbearance Period") commencing on the date hereof and continuing for so long as the following conditions are met: (i) Falcon strictly complies with the terms of this Agreement, and (ii) there is no occurrence or existence of any event of default, other than the Existing Default under the Transaction Documents or any other agreement that Falcon has entered into with Cornell.

7. Upon the termination or expiration of the Forbearance Period, the agreement of Cornell to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Cornell to exercise such rights and remedies immediately, including, but not limited to, the acceleration of all of the Obligations without any further notice, passage of time or forbearance of any kind. This Agreement shall be deemed to satisfy any and all requirements by Cornell to notify Falcon of the occurrence of the Existing Default and satisfies any obligation by Cornell to give Falcon an opportunity to cure each Existing Default.

8. Falcon hereto acknowledges, confirms and agrees that: (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to Cornell by Falcon, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Falcon contained in such documents and in this Agreement constitute the legal, valid and binding obligations of Falcon, enforceable against it in accordance with their respective terms, and Falcon has no valid defense to the enforcement of such obligations, and (c) Cornell is and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law, without offset, setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

9. Falcon shall disclose the contents of this letter agreement on a Form 8-K or such other form as may be applicable within 1 day of the date hereof.

Mr. Massimiliano Pozzoni
March 28, 2006
Page 4


10. This letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This letter shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter. The terms of this letter supersede the terms of any other verbal or written agreement existing prior to the date hereof. In the event of any litigation arising hereunder, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys' fees and court costs from the other party or parties, including the costs of bringing such litigation and collecting upon any judgments. This letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns. Except for the amounts expressly set forth herein, none of the parties hereto shall be liable to any other party for any amounts whatsoever.

      If the foregoing correctly sets forth the terms of our agreement, please sign this letter on the line provided below, whereupon it will constitute a binding agreement among us.

                                            Sincerely,

                                            CORNELL CAPITAL PARTNERS, LP

                                            By: Yorkville Advisors, LLC
                                            Its:  General Partner

                                            By: /s/ Mark Angelo
                                              -------------------------
                                            Name:    Mark Angelo
                                            Title:   Portfolio Manager

ACCEPTED AND AGREED:
FALCON NATURAL GAS CORP.

By:      /s/ Massimiliano Pozzoni
  -------------------------------
Name: Massimiliano Pozzoni
Title:  Chief Executive Officer

                                    EXHIBIT A

                                 FORM OF WARRANT

                                 See Exhibit 4.1